                                                                     EXHIBIT 4.7



                          Supplemental Indenture No. 1

     SUPPLEMENTAL INDENTURE NO. 1, dated as of March 7, 2003 (this "Supplemental Indenture"), among Fisher Scientific International Inc., a Delaware corporation (together with its successors and assigns, the "Company"), and J.P. Morgan Trust Company, National Association, as Trustee (the "Trustee") under the Indenture referred to below.

                              W I T N E S S E T H:

     WHEREAS, the Company, and the Trustee have heretofore become parties to an Indenture, dated as of April 24, 2002 (the "Indenture"), providing for the issuance of 8 1/8% Senior Subordinated Notes due 2012 of the Company (the "Notes");

     WHEREAS, the Company desires to amend the Indenture in order to change certain terms relating to the Additional Notes;

     WHEREAS, Section 9.2 of the Indenture provides that the parties hereto may execute and deliver this Supplemental Indenture to amend the Indenture with the consent of Holders of a majority in principal amount of the outstanding Notes; and

     WHEREAS, such consents have been obtained;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, and the Trustee mutually covenant and agree as follows:

     1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2. Section 4.11. Section 4.11 of the Indenture is hereby amended by inserting after the phrase "other than guarantees" the phrase "of Indebtedness" and deleting the phrase "clause (iii) of the definition of "Permitted Indebtedness" and replacing it with the phrase "the New Credit Facility
(but only if such guarantees are permitted by clause (ii) of Section 4.3 or constitute Permitted Indebtedness)".

     3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

     5. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

     6. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.



                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                          FISHER SCIENTIFIC INTERNATIONAL INC.


                          By:          /s/ Todd DuChene
                               ------------------------------------------------
                               Name:
                               Title:



                          J.P. MORGAN TRUST COMPANY, NATIONAL
                          ASSOCIATION, as Trustee


                          By:          /s/ E.D. Renn
                               ------------------------------------------------
                               Name: E.D. Renn
                               Title: Vice President

















                                      3